UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 16, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 16, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (“Buckeye”), approved the terms of the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the “Plan”).  The Compensation Committee is expressly authorized to adopt the Plan pursuant to Section 7.1 of the Buckeye Partners, L.P. 2009 Long Term Incentive Plan (the “LTIP”) which grants the Compensation Committee the authority to establish a program pursuant to which phantom units of Buckeye may be awarded in lieu of cash compensation at the election of the employee.

Description of the Unit Deferral and Incentive Plan

General.  The Plan provides eligible employees the opportunity to defer up to 50% of the bonus they would otherwise receive under the Buckeye Partners, L.P. Annual Incentive Plan, or a similar bonus plan, and to receive an equal matching amount on their deferral.  Participants who elect to defer a portion of their bonus are credited with Deferral Units equal in value to the amount of their deferral and a Matching Unit for each Deferral Unit with which they are credited. Both Deferral Units and Matching Units are phantom units based on limited partner units of Buckeye (“LP Units”) and subject to service-based vesting restrictions.  Participants also are entitled to Distribution Equivalent Rights, which provide participants a right to receive payments based on distributions made by Buckeye on LP Units.  Deferral Units and Matching Units are settled in LP Units reserved under the LTIP.

Administration.  The Administrator of the Plan is the Compensation Committee or such other committee as determined by the Board of Directors of the General Partner.

Eligibility.  Persons eligible to participate in the Plan are regular full-time salaried employees of the General Partner and any affiliate who have a base salary equal to or in excess of $150,000 (or such other amount as determined by the Compensation Committee) and who have been selected by the Compensation Committee to participate in the Plan.

Units Available for Grants.  The number of Deferral Units and Matching Units that may be granted under the Plan is limited by the number of LP Units that may be granted under the LTIP.  The number of LP Units that may be granted under the LTIP may not exceed 1,500,000, subject to certain adjustments, as provided below under “Adjustment Provisions.”  With regard to grants to any one individual in a calendar year, the number of LP Units that may be issued under the LTIP may not exceed 100,000.  If LP Units are forfeited, terminated or otherwise not paid in full, the LP Units will again be available for purposes of the LTIP.

Deferral Elections.  Deferral elections under the Plan must be made not later than December 31 of the plan year prior to the date the applicable bonus would otherwise be paid.  Once a deferral election is made for a plan year it becomes irrevocable and cannot be cancelled or changed for that plan year.

Vesting.  Deferral Units and Matching Units will vest pursuant to a three year cliff vesting schedule based on the years of service of a participant after the date of grant.  Deferral Units and Matching Units vest immediately upon death or disability of a participant.  If a participant is terminated without cause, the participant’s Deferral Units will vest immediately and the participant’s unvested Matching Units will vest immediately on a pro-rata basis.  All unvested Matching Units that do not vest immediately will be forfeited.

Forfeiture.  If a participant is terminated for cause or voluntarily resigns, any and all unvested Deferral Units and Matching Units will be forfeited.

Change of Control.  In the event a change of control occurs while the participant is employed by, or providing services to the General Partner, Buckeye or an affiliate, and, during the eighteen-calendar-month period following a change of control, (i) the participant is terminated without cause, or (ii) the participant resigns for good reason, the participant’s unvested Deferral Units and Matching Units will immediately vest in full.  A “change of control” means the occurrence of one or more of the following transactions:

•                  the sale or disposal by Buckeye of all or substantially all of its assets; or

•                  the merger or consolidation of Buckeye with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the Unit holders immediately prior to such transaction retain at least a fifty percent (50%) equity interest in the surviving entity; or

•                  the occurrence of one or more of the following events:

•                  the General Partner ceases to be the sole general partner of Buckeye;

•                  Buckeye GP Holdings L.P. ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of the General Partner;

•                  MainLine Management LLC ceases to be the sole general partner of Buckeye GP Holdings L.P.; or

•                  BGH GP Holdings, LLC ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of MainLine Management LLC;

provided, however, that none of the four events described immediately above shall constitute a change of control if, following such event, either ArcLight Capital Partners, LLC and its affiliates (“ArcLight”) or Kelso & Company and its affiliates (“Kelso”) possess, or both ArcLight and Kelso collectively possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Buckeye, whether through the ownership of voting securities, by contract, or otherwise; or

•                  the failure of ArcLight and Kelso collectively to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Buckeye, whether through the ownership of voting securities, by contract, or otherwise.

Distribution Equivalent Rights.  Participants are entitled to Distribution Equivalent Rights with respect to their Deferral Units and Matching Units.  Except as otherwise determined by the Compensation Committee, Distribution Equivalent Rights will be paid as soon as practicable following the payment of a distribution by Buckeye on its LP Units.  Payment of Distribution Equivalent rights will be made in cash or LP Units as determined by the Compensation Committee in its discretion.

Adjustment Provisions.  If there is any change in the number or kind of LP Units by reason of a LP Unit distribution, spinoff, recapitalization, LP Unit split, or combination or exchange of LP Units; by reason of a merger, reorganization, consolidation or reclassification; by reason of any other extraordinary or unusual event affecting the outstanding LP Units as a class without Buckeye’s receipt of consideration, or if the value of outstanding LP Units is substantially reduced as a result of a spinoff or Buckeye’s payment of any extraordinary distribution, the maximum number of LP Units available for grants, the limit on the number of LP Units for which any individual may receive pursuant to grants in any year, the kind and number of LP Units covered by outstanding grants, the kind and number of LP Units to be issued or issuable under the LTIP, and the applicable market value of outstanding grants will be required to be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued LP Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the LTIP and such outstanding grants.

Non-transferability; Limitation of Rights.  The right of a participant, beneficiary, or other person to any payment under this Plan may not be assigned, alienated, transferred, pledged or encumbered.  The Plan does not confer nor create an express or implied contract of employment between any participant and the General Partner, Buckeye, or any affiliate or other party.

Amendment or Termination.  The Plan may be amended, suspended, or terminated at any time (in whole or in part) by action of the Board of Directors of the General Partner with or without prior notice; provided, however, that no such amendment, suspension or termination shall reduce any participant’s Deferral Unit or Matching Unit balances without the written consent of the affected participant.  In the event of any suspension or termination of the Plan (or any portion thereof), a participant’s Deferral Units or Matching Units shall continue to vest and be distributed in accordance with the Plan.

The Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Deferral Unit and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel
and Secretary

Dated: December 17, 2009

Exhibit Index

Exhibit

10.1	Unit Deferral and Incentive Plan